Exhibit 99.2

Kairos Acquisition Corp. Announces Closing of Underwriters’ Option to Purchase Additional Units in Connection with its Initial Public Offering

New York, Jan. 12, 2021 (GLOBE NEWSWIRE) -- Kairos Acquisition Corp. (the “Company”) today announced that it closed the issuance of an additional 3,600,000 units pursuant to the exercise of the underwriters’ option in full to purchase additional units in connection with its initial public offering at $10.00 per unit, resulting in gross proceeds of $36,000,000 and bringing the total gross proceeds of the initial public offering to $276,000,000.

Kairos Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, the Company intends to focus on regulated insurance or reinsurance companies, distributors or technology and insurance service providers that focus on specialty lines of business or that target product or customer niches. The Company is led by Chief Executive Officer, Peter Bang and Chief Financial Officer, Jerry de St. Paer.

Citigroup Global Markets Inc. acted as the sole-book running manager of the offering. I-Bankers Securities, Inc. acted as the co-manager of the offering.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “KAIRU” on January 6, 2021. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants will trade and are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be traded on Nasdaq under the symbols “KAIR” and “KAIRW,” respectively.

Of the proceeds received from the consummation of the initial public offering (as well as the exercise of the option to purchase additional units) and related private placements of warrants, $276,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of January 8, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the concurrent private placement (but not including the closing of the additional units described herein or the private placement on such date) will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

A registration statement relating to the securities became effective on January 5, 2021 in accordance with Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, tel: 800-831-9146; or I-Bankers Securities, Inc. at 535 5th Ave., 4th Floor, New York, NY 10017.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact
Peter Bang
917-783-4057
Pbang@ergcapitalpartnes.com